Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of ONEOK, Inc., on Form S-8 (File No. 333-121769) of our report dated June 15, 2007, on our audit of the financial statements and financial statement schedule of the ONEOK, Inc. Profit Sharing Plan as of December 31, 2006 and 2005, and for the year ended December 31, 2006, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Tulsa, Oklahoma

June 18, 2007